UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2008

Consolidated Graphics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-12631	76-0190827
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5858 Westheimer, Suite 200, Houston, Texas		77057
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-787-0977

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The information in this schedule is being furnished in accordance with Regulation FD and not "filed" with the Securities and Exchange Commission (the "SEC"). Accordingly, such information is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

On September 8, 2008, the Company will be presenting an overview of the Company at the Sidoti & Company Seventh Annual West Coast Emerging Growth Institutional Investor forum, being held on Monday, September 8, 2008, and a copy of management’s presentation will be posted on the Company’s Web site (www.cgx.com) on the morning of Monday, September 8, 2008.

Management’s presentation may contain certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Management’s opinion regarding the usefulness of such measures, together with reconciliation of such measures to the most directly comparable GAAP measures, were filed by the Company on Form 8-K on August 6, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Graphics, Inc.

September 8, 2008	By:	Jon C. Biro

Name: Jon C. Biro
Title: Executive Vice President and Chief Financial and Accounting Officer